EXHIBIT 10(tt)

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT (this “Agreement”) is made as of the 30th day of December, 2003 by and among GENERAL ELECTRIC CAPITAL CORPORATION, as borrower collateral agent (“Borrower Collateral Agent”), as operating agent (“Operating Agent”) and as collateral agent (“Collateral Agent”), EDISON ASSET SECURITIZATION, L.L.C., as lender (“Edison”), MIZUHO CORPORATE BANK, LTD., as lender (“Mizuho”), KBC BANK N.V., as lender (“KBC”) (Edison, Mizuho and KBC each a “Lender” and collective, the “Lenders”), WILMINGTON TRUST COMPANY, in its individual capacity only as explicitly set forth herein (“Wilmington”), WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (defined below) (in such capacity, “Owner Trustee”), FATICO 1999 TRUST (“Trust”), GENERAL ELECTRIC CAPITAL CORPORATION, as Residual Support Provider (“Residual Support Provider”), MHCB (USA) LEASING & FINANCE CORPORATION (“MLFC”) and FIRST AMERICAN TITLE INSURANCE COMPANY (“Lessee”).

A. Owner Trustee and The Fifth Third Leasing Company (“Fifth Third”) entered into that certain Trust Agreement dated as of December 22, 1999 (the “Trust Agreement”). Prior to the execution of this Agreement, Fifth Third and MLFC entered into that certain Assignment and Assumption Agreement pursuant to which Fifth Third assigned and conveyed to MLFC all of Fifth Third’s right, title and interest in, and MLFC assumed all of Fifth Third’s obligations under, the Trust Agreement.

B. Trust, as borrower, Edison, as lender, and General Electric Capital Corporation, as Operating Agent, Borrower Collateral Agent and Collateral Agent, have heretofore entered into that certain Receivables Funding Agreement dated as of December 27, 1999 (as may be amended from time to time, the “Original Funding Agreement”) and pursuant thereto the Related Documents (as defined in the Original Funding Agreement). Pursuant to that certain Amendment and Assignment dated as of May 5, 2000 among Edison, General Electric Capital Corporation, the Trust, Wilmington, The Fuji Bank (n/k/a Mizuho Corporate Bank, Ltd.) and KBC, Edison assigned to Mizuho and KBC a portion of its rights, title and interest in the Original Funding Agreement and the Related Documents, including a portion of the Advance Outstanding (as defined in the Original Funding Agreement). In connection with the transactions contemplated by this Agreement, MLFC, Lenders, Operating Agent, Borrower Collateral Agent and Collateral Agent are entering into that certain Amended and Restated Receivables Funding Agreement dated as of the date hereof (the “Amended and Restated Funding Agreement”) amending and restating the Original Funding Agreement (the Amended and Restated Funding Agreement and the other Related Documents are hereinafter collectively referred to herein as the “Loan Documents”).

C. Trust, as lessor, and Lessee, as lessee, have heretofore entered into that certain Master Lease Agreement dated as of December 27, 1999 (as amended, including by this Agreement, the “Master Lease Agreement”) and pursuant thereto Equipment Schedule No. 1 dated as of December 29, 1999 (the “Equipment Schedule”). The Equipment Schedule, incorporating by reference the terms and conditions of the Master Lease Agreement, constitutes a separate instrument of lease and, together with the Master Lease Agreement and the other documents executed pursuant thereto are hereinafter collectively referred to as, the “Lease”. The interest of the Trust as lessor under the Lease has previously been collaterally assigned to General Electric Capital Corporation, as Borrower Collateral Agent.

D. Pursuant to that certain Corporate Guaranty dated December 27, 1999 (the “Guaranty”) by The First American Financial Corporation (n/k/a The First American Corporation), as guarantor (the “Guarantor”), in favor of the Trust and the Edison Program Parties, Guarantor guaranteed the due, regular and punctual payment of any sum or sums of money owing by Lessee to the Beneficiaries (as defined in the Guaranty).

E. Lessee, as sublessor, and First American Title Company, First American Title Guaranty Co., Midland Title Security, Inc., First American Title Insurance Company of Oregon, Mortgage Guarantee & Title Co. and SMS Settlement Services, each a sublessee, have heretofore entered into those certain Equipment Sublease Agreements dated as of December 27, 1999 (as amended, including by this Agreement, the “Sublease Agreements”)

F. Residual Support Provider, the Trust and Borrower Collateral Agent have heretofore entered into that certain Residual Support Agreement dated as of December 27, 1999 (the “Original Residual Support Agreement”). In connection with the transactions contemplated by this Agreement, Residual Support Provider, MLFC and Borrower Collateral Agent are entering into that certain Amended and Restated Residual Support Agreement dated as of the date hereof (the “Amended and Restated Residual Support Agreement”) amending and restating the Original Residual Support Agreement.

G. In connection with the termination hereunder of the Trust created by the Trust Agreement, the parties hereto desire that MLFC instruct the Trust to assign to MLFC, and MLFC desires to accept such assignment and assume all right, title, interest and obligations of the Trust in, under and with respect to the Trust Estate (as defined in the Trust Agreement), including the Related Documents, except as otherwise provided herein with respect to certain rights and obligations concerning the Lease. Borrower Collateral Agent, Collateral Agent, Lenders and Residual Support Provider are willing to consent to such assignment and assumption on the terms and conditions hereof.

H. Lessee is willing to acknowledge the referenced assignment and assumption and make the other agreements provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Interpretation, Definitions and Rules of Usage. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided therefor in the Lease, or to the extent not defined therein, as defined in the Original Funding Agreement, and the rules of usage set forth therein shall apply hereto.

ARTICLE II

ASSIGNMENT AND ASSUMPTION OF AGREEMENTS

2.1 Assignment and Assumption of Agreements. MLFC hereby instructs the Trust to assign to MLFC all right, title, interest and obligations of the Trust in, to and under the Original Funding Agreement, the Related Documents, the Lease, the Subleases and the Residual Support Agreement. The parties hereto hereby acknowledge and consent to the above instruction, and the Trust hereby effects such assignment to MLFC. MLFC hereby accepts such assignment, assumes all such obligations arising on or after the date hereof and agrees hereafter to keep and perform all of the covenants, obligations arising on or after the date hereof and agreements of the Trust under said documents on and subject to the terms and conditions thereof, including but not limited to as borrower under the Original Funding Agreement, as lessor under the Lease (as modified by Article IV hereof) and as account party under the Residual Support Agreement.

2.2 Assumption of Obligations under Existing Agreements. MLFC hereby acknowledges that it is assuming all accrued obligations under the Original Funding Agreement, as well as the accrued and unaccrued obligations under the Related Documents, including the agreements not being amended and restated. MLFC agrees that it shall perform all of such assumed obligations, as and when due, but subject to the limitation of liability set forth in Section 14.16 of the Amended and Restated Funding Agreement and as set forth in the following sentence. Each of the parties hereto acknowledges and agrees that MLFC is not assuming and shall have no liability with respect to any obligations under any Related Document that accrued prior to the date hereof or that arise from any event, circumstance or activity that occurred prior to the date hereof.

2.3 Simultaneous Actions. All of the actions described herein shall be deemed to occur simultaneously. No action described herein shall be deemed to have occurred unless all of the actions described herein occur.

ARTICLE III

REVOCATION OF THE TRUST; TERMINATION OF THE TRUST AGREEMENT

3.1 Revocation of Trust. MLFC, pursuant to Section 7.2 of the Trust Agreement, hereby elects, immediately after giving effect to the assignment and assumption provided in Article II above, to terminate and revoke the Trust created under the Trust Agreement and hereby authorizes, empowers and directs the Owner Trustee to distribute the Trust Estate (as defined in the Trust Agreement) to MLFC and, thereafter, to execute and file with the Secretary of State of the State of Delaware a certificate of cancellation in substantially the form attached hereto as Exhibit A. The parties hereto hereby acknowledge and consent to the above instruction.

3.2 Certification of MLFC. MLFC hereby certifies and confirms (1) that it is the sole Agent Certificate Holder (as defined in the Trust Agreement) of the Trust, and (2) that the foregoing direction, termination of the Trust and the distribution of the Trust Estate (as defined in the Trust Agreement) to MLFC (i) is permitted by and authorized under the Trust Agreement and does not violate or constitute a breach of the Trust Agreement or any other Operative Document (as defined in the Trust Agreement) (except for such breaches of the Operative Documents (as defined in the Trust Agreement) that have been expressly waived), (ii) has been consented to by all of the parties to the Operative Documents (as defined in the Trust Agreement), and (iii) is covered by the indemnification provided under Article VI of the Trust Agreement.

3.3 Distribution of the Trust Estate. The Trust hereby distributes the Trust Estate to MLFC.

3.4 Acknowledgment of Lender’s Lien. MLFC hereby acknowledges that it is acquiring the property, rights and interests constituting the Trust Estate (as defined in the Trust Agreement) subject to the Lender’s Lien under the Original Funding Agreement and Related Documents and the continuation of such Lien under the Amended and Restated Funding Agreement and the Related Documents assumed pursuant hereto.

3.5 Termination of the Trust Agreement. MLFC and Wilmington hereby terminate the Trust Agreement, except for the obligations in the Trust Agreement that are expressly stated to survive the cancellation and termination of the Trust Agreement, and such termination shall be effective immediately after giving effect to the assignment and assumption set forth in Article II. The parties hereto hereby acknowledge and consent to such termination.

ARTICLE IV

AMENDMENTS

4.1 Amendments to the Lease. The Lease is amended as follows:

(a)	Throughout the Lease, each reference to “FATICO 1999 Trust” shall be deemed to refer to “MHCB (USA) Leasing & Finance Corporation”.

(b)	All references to “c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001” shall be replaced with “1251 Avenue of the Americas, 32nd Floor, New York, New York 10020.”

(c)	All references to “Delaware business trust” are replaced with “New York corporation”.

(d)	All references to “Trust” and to “Owner Trustee” are replaced with “Lessor”.

(e)	The defined terms “Owner Trustee”, “Trust” and “Trust Agreement” are deleted and each reference to such defined terms are deleted.

(f)	All references to “any beneficiary of the Trust”, to “The Fifth Third Leasing Company” and to “Wilmington Trust Company” are deleted.

(g)	Section 9(c)(ii) is amended by restating the entire subsection as follows: “interest on the Lease Balance outstanding from time to time during the Extension Term at a rate per annum equal to: (A) for the portion of the Lease Balance representing the Equity Investment (as defined in the Funding Agreement), the sum of four hundred fifty (450) basis points over LIBOR calculated, as to each day in any Rent Payment Period, at LIBOR applicable to such day, in twelve (12) equal monthly installments; and (B) for the remaining portion of the Lease Balance, the sum of three hundred seven (307) basis points over LIBOR calculated, as to each day in any Rent Payment Period, at LIBOR applicable to such day, in twelve (12) equal monthly installments.”

(h)	Section 11(b) is amended by:

(i)	inserting the following words at the end of the first sentence: “; provided, however, that Lessor shall not assign all or any part of its rights granted hereunder without the prior written consent of Lessee, such consent not to be unreasonably withheld or delayed.”

a.	inserting the words “and Section 5.1(a) of the Omnibus Agreement” after the words “permitted under the Funding Agreement”.

(i)	Section 14(i) of the Agreement is amended by adding the words “, jurisdiction of organization” after the first reference to “chief executive office”, by adding after the words “at the address set forth above” the words “or the jurisdiction set forth above”, and by adding at the end of the sentence the words “or any change of its jurisdiction of organization.”

(j)	Section 18(n) is amended by adding the following language at the end of the section:

“If the Lessor maintains its Equity Investment (as defined in the Amended and Restated Funding Agreement) on a LIBOR Basis and any payment of Rent or Lease Balance is made on a date other than the scheduled last day of the LIBOR interest period or Rent Payment Period applicable thereto (including, without limitation, as a result of acceleration of the obligations hereunder), then Lessee shall pay to Lessor within five (5) Business Days following written demand therefor by the Lessor, the amount of Breakage Costs actually incurred by the Lessor in connection therewith. A certificate from the Lessor as to the calculation of Breakage Costs shall, absent demonstrable error, be final and conclusive.”

(k)	Section 18(o) is amended as follows:

(i)	by deleting “3001 Summer Street, 2nd Floor” in clause (2) and replacing it with “1600 Summer Street, 4th Floor”; and

(ii)	by adding new clauses (3) and (4) after the words “Conduit Administration” as follows: “and (3) Mizuho Corporate Bank, Ltd., 1251 Avenue of the Americas, New York, New York 10022, Attention: David Lim, Americas Corporate Banking Division II - Account Management Group I; and (4) KBC Bank N.V., 125 West 55th Street, New York, New York 10019, Attention: Jean Pierre Diels, First Vice President”.

(l)	In Section 19, the definition of “Affected Party” is amended by adding the word “Lessor” after the words “Residual Support Provider”.

(m)	Section 19 is amended by adding the following definitions:

“Excepted Payments” shall have the meaning given such term in the Funding Agreement.

“Omnibus Agreement” shall have the meaning given such term in the Funding Agreement.

(n)	Section 19 is further amended by amending and restating the definitions of “Funding Agreement” and “Lender” as follows:

“Funding Agreement” means the Amended and Restated Receivables Funding Agreement, dated as of December 30, 2003, among the Lessor, as borrower, Lenders, as lenders, the Operating Agent, the Collateral Agent and the Borrower Collateral Agent.

“Lender” means, collectively, Edison Asset Securitization, L.L.C., Mizuho Corporate Bank, Ltd. and KBC Bank N.V. in their capacities as Lenders under the Funding Agreement.

(o)	Section 21 is deleted in its entirety and replaced with:

21. THIRD PARTY BENEFICIARIES. Notwithstanding anything to the contrary contained herein, Lessor and Lessee hereby acknowledge and agree that, consistent with the purposes of the Omnibus Agreement, and for the consideration referred to therein, Borrower Collateral Agent and Lenders shall be third party beneficiaries of this Agreement.

(p)	A new Section 22 is added as follows:

22. ASSIGNMENT OF RIGHTS. Lessor hereby assigns all of its rights hereunder to Lenders and Borrower Collateral Agent. Pursuant to such assignment, all of the rights and remedies of Lessor contained herein shall be enforced only by Lenders and Borrower Collateral Agent. Lessor shall have no right to enforce or modify this Agreement; provided, however, that Lessor may enforce this Agreement solely to the extent necessary to collect any Excepted Payments but may not exercise any remedies with respect to any Lease Collateral, Parts, Equipment, New Equipment, Replacement Equipment, Used Equipment, Substituted Item or Additional Collateral. All notices and information required to be supplied by Lessee shall be transmitted directly to Lenders and Borrower Collateral Agent at the addresses set forth in Section 18(o) of this Agreement. All payments by Lessee shall be made in accordance with Section 2(b).

(q)	Exhibit No. 1 to Annex E to the Equipment Schedule is amended by adding the following provision immediately after the pricing grid under Daily Margin for Non-Assigned Advance Outstanding: “In addition, Lessee shall pay to Lessor per annum the amount of 1% of $2,431,109.99. The amount shall be paid monthly in arrears by multiplying $2,431,109.99 by 100 basis points (1%) and dividing the product ($24,311.10) by 360, and then multiplying the result by the number of days in the billing period.”

4.2 Amendments to the other Related Documents. Except for the Original Funding Agreement, the Amended and Restated Funding Agreement, the Note, the Lease and the Amended and Restated Residual Support Agreement, the Related Documents are amended as follows:

(a)	Each reference to “FATICO 1999 Trust” shall be deemed to refer to “MHCB (USA) Leasing & Finance Corporation” and any reference to the address for the Trust shall be replaced with “1251 Avenue of the Americas, 32nd Floor, New York, NY 10020.”

(b)	All references to “The Fifth Third Leasing Company” and to “Wilmington Trust Company” shall be deleted.

(c)	All references to the “Borrower” under the “Funding Agreement” shall be deemed to refer to MLFC.

(d)	All references to the “Lessor” under the “Lease” shall be deemed to refer to MLFC.

(e)	All references to the “Funding Agreement” shall be deemed to refer to the Funding Agreement, as amended and restated by the Amended and Restated Funding Agreement.

ARTICLE V

ASSIGNMENTS AND PARTICIPATIONS BY MLFC

5.1 Assignments.

(a) MLFC. Except as set forth in Section 5.2, MLFC may not assign, transfer, hypothecate or otherwise convey any of its rights, obligations or interests hereunder, herein, or in or under the Amended and Restated Funding Agreement, the Lease, the Amended and Restated Residual Support Agreement or any other Related Document without the express prior written consent of the Lenders and the Borrower Collateral Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by MLFC without the prior express written consent of Lenders and Borrower Collateral Agent shall be void. Unless an Event of Default by Lessee under the Lease has occurred and is continuing, and MLFC or its assignee is diligently exercising its remedies under the Lease, MLFC may not assign, transfer, hypothecate or otherwise convey any of its rights, obligations or interests hereunder, herein, or in or under the Amended and Restated Funding Agreement, the Lease, the Amended and Restated Residual Support Agreement or any other Related Document (1) to a Person that is not Solvent and (2) without the prior written consent of Lessee, such consent not to be unreasonably withheld or delayed.

(b) Lenders and Borrower Collateral Agent. Any of Lenders and Borrower Collateral Agent may, at any time, assign any or all of its rights and obligations hereunder or interests herein to any Person and any such assignee may further assign at any time its rights and obligations hereunder or interests herein, in each case without the consent of MLFC. MLFC acknowledges and agrees that, upon any such assignment by Lenders and/or Borrower Collateral Agent, the assignee thereof may enforce directly, without joinder of Lenders and Borrower Collateral Agent, all of the obligations of MLFC hereunder.

5.2 Participations. MLFC may sell, transfer or assign a participation in all or a portion of the interests represented by its Equity Investment and/or its right to payment under the Lease (each such sale, transfer or assignment of a participation in such interests or rights, a “Participation”), to any Person (a “Participation Holder”) upon prior notice to Lessee, Lenders and Borrower Collateral Agent. In no event may MLFC sell a Participation to a Person that is not Solvent. In the event of any such sale by MLFC of a Participation to a Participation Holder, the obligations of MLFC under the Amended and Restated Funding Agreement and under the other Related Documents shall remain unchanged, MLFC shall remain solely responsible for the performance thereof, MLFC shall remain the holder of the Equity Investment, and the party in interest for all purposes under the Amended and Restated Funding Agreement and under the other Related Documents, and Lessee, Lenders and Borrower Collateral Agent shall continue to deal solely and directly with MLFC in connection with such Participation Holder’s rights and obligations under the Amended and Restated Funding Agreement and the other Related Documents. Any agreement pursuant to which MLFC may grant such a Participation shall provide that, as between MLFC and such Participation Holder, MLFC shall retain the sole right and responsibility to enforce, at the direction of Lenders and Borrower Collateral Agent, the obligations of Lessee under the Related Documents, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Related Documents.

5.3 Documentation of Assignments. Any assignment to an Affiliate shall be documented pursuant to documents reasonably acceptable to all parties, and MLFC shall pay or otherwise be responsible for all reasonable costs incurred by the parties with respect thereto.

ARTICLE VI

THIRD PARTY BENEFICIARIES

6.1 Third Party Beneficiaries. The parties hereto hereby acknowledge and agree that, consistent with the purposes of this Agreement, and for the consideration referred to above, Borrower Collateral Agent and Lenders shall be third party beneficiaries of all Related Documents to which any of them is not a party, if and to the extent any provisions thereof contain representations, warranties, covenants, acknowledgments, indemnities or agreements made or purporting to be made for their respective benefit.

ARTICLE VII

WAIVERS

7.1 Waiver and Consent with Respect to Certain Covenants. By consenting to this Agreement, Lenders, the Operating Agent, the Borrower Collateral Agent and the Collateral Agent, for the limited purpose of effecting this Agreement, hereby (a) waive the requirements of Section 5.1(b) of the Original Funding Agreement and Section 10.3 of the Trust Agreement, (b) consent to the assignments and assumptions effected herein and referenced in Recital A hereof for the purposes of Sections 5.3(a), 5.3(c) and 14.2 of the Original Funding Agreement, and (c) waive any breach of or default under the Original Funding Agreement arising solely as a result of the execution and delivery of this Agreement and the agreements contemplated hereby.

7.2 Acknowledgment of Lenders. The parties hereto acknowledge that each Lender is currently a “Lender” under the Related Documents.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions Precedent. This Agreement shall not become effective until the following conditions have been satisfied:

(a)	Each of the parties executes and delivers this Agreement.

(b)	Fifth Third and MLFC shall have executed and delivered that certain Assignment and Acceptance Agreement dated as of the date hereof regarding the assignment by Fifth Third of its rights, title and interest in and the assumption of the obligations by MLFC under the Trust Agreement referred to in Recital Paragraph A.

(c)	MLFC shall have received a Replacement Certificate dated the date hereof substantially in the form of Exhibit B hereto.

(d)	Lenders, MLFC and Borrower Collateral Agent shall have duly authorized, executed and delivered the Amended and Restated Funding Agreement.

(e)	Each Lender shall have received a replacement Loan Note executed and delivered by MLFC pursuant to the Amended and Restated Funding Agreement.

(f)	MLFC shall have received an Equity Fee Letter dated the date hereof substantially in the form of Exhibit C hereto, duly authorized, executed and delivered by the parties thereto.

(g)	Residual Support Provider, MLFC and Lenders shall have duly authorized, executed and delivered the Amended and Restated Residual Support Agreement

(h)	MLFC shall have caused the Residual Support Provider to issue and deliver an amended and restated Residual Letter of Credit in favor of Lenders.

(i)	MLFC shall have provided to Borrower Collateral Agent evidence of the authority of MLFC to accept the assignment and assumption contemplated herein, together with a certificate of the secretary or any assistant secretary of MLFC certifying the incumbency of the officers of MLFC authorized to execute and deliver all documents in connection therewith and attaching the charter and bylaws of MLFC, as reasonably may be required by Borrower Collateral Agent.

(j)	Borrower Collateral Agent shall have received a certificate of good standing regarding MLFC from the Secretary of State of the State of New York.

(k)	Any Uniform Commercial Code (“UCC”) financing statements, terminations and/or amendments reasonably requested by the Lenders and the Borrower Collateral Agent shall be delivered to such parties.

(l)	An opinion letter dated the date hereof of MLFC’s counsel covering such matters reasonably requested by and in form and substance reasonably satisfactory to Borrower Collateral Agent, Collateral Agent, Residual Support Provider, Lenders, the Trust and Wilmington shall be delivered to the parties hereto.

(m)	An opinion letter dated the date hereof of counsel to the Lessee and the Guarantor covering such matters reasonably requested by and in form and substance reasonably satisfactory to Borrower Collateral Agent, Collateral Agent, Residual Support Provider, Lenders, the Trust, Wilmington and MLFC shall be delivered to the parties hereto.

(n)	An opinion letter dated the date hereof of counsel to the Trust and Wilmington covering such matters reasonably requested by and in form and substance reasonably satisfactory to Borrower Collateral Agent, Collateral Agent, Residual Support Provider, Lenders and MLFC shall be delivered to the parties hereto.

(o)	Lessee shall have provided to MLFC an insurance certificate reflecting the inclusion of MLFC as an additional insured.

8.2 Authorization to Effect UCC Filings. MLFC authorizes Borrower Collateral Agent to record, at Lessee’s expense, such UCC financing statements, amendments and terminations as Borrower Collateral Agent may reasonably require.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties of MLFC. MLFC hereby represents and warrants as follows:

(a)	MLFC is a New York corporation duly organized and validly existing in good standing under the laws of the State of New York and has full power and authority to execute, deliver and perform its obligations under this Agreement and each other Related Document to which it is or will be a party.

(b)	This Agreement and each Related Document to which MLFC is or will be a party are or upon execution and delivery, will be legal, valid and binding obligations of MLFC, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement and each Related Document to which MLFC is a party have been duly authorized by all necessary corporate action on the part of MLFC and do not require the approval of any stockholder or holder of any obligations of MLFC except such as have been duly obtained.

(c)	The execution and delivery by MLFC of this Agreement and of each Related Document to which it is or will be a party, are not and will not be, and the performance by MLFC of its obligations under each are not and will not be, inconsistent with the articles of incorporation and by-laws of MLFC, do not and will not contravene any law, governmental rule, regulation or order now binding on MLFC and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which MLFC is a party or by which it or its properties may be bound or affected.

(d)	There is no action, proceeding or investigation pending or to MLFC’s knowledge threatened against MLFC which questions the validity of this Agreement or any of the Related Documents, and there is no action, proceeding or investigation pending or threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of MLFC to perform its obligations hereunder or under the Related Documents to which it is a party, or in MLFC not being Solvent.

(e)	After giving effect to the transactions contemplated hereby, MLFC is Solvent as of the date hereof.

9.2 Representations and Warranties of the Trust. The Trust hereby represents and warrants as follows:

(a)	Immediately prior to the execution of this Agreement, the Trust (i) was a Delaware statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware; (ii) was duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) was in compliance with the Trust Agreement; and (iv) had the power and authority to enter into and perform its obligations under this Agreement.

(b)	The execution, delivery and performance by the Trust of this Agreement: (i) are within its power as a Delaware statutory trust; (ii) have been duly authorized by all necessary or proper action; (iii) do not contravene any provision of the Trust Agreement or its other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority of the State of Delaware or the federal government of the United States governing the banking and trust power of Wilmington; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which it is a party or by which it or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of any Person, and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

(c)	The Agreement has been duly executed and delivered by the Trust and, constitutes the legal, valid and binding obligation of the Trust, enforceable against he Trust in accordance with its terms.

(d)	Upon execution and delivery of this Agreement, the Trust shall have transferred to MLFC all of its obligations and liabilities as Borrower under the Original Funding Agreement, and MLFC shall be fully obligated and bound as borrower under the Original Funding Agreement, as amended by the Amended and Restated Funding Agreement.

9.3 Representations and Warranties of Lessee. Lessee hereby represents and warrants as follows:

(a)	Lessee is a corporation, duly organized, validly existing and in good standing under the laws of the State of California.

(b)	The execution, delivery and performance of this Agreement and the performance of the Lease: (1) have been duly authorized by all necessary corporate action on the part of Lessee; (2) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the organizational documents of Lessee, or contravene the provision of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound.

(c)	This Agreement and the Lease constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with the terms hereof and thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws affecting creditors’ rights generally and by general equitable principles.

(d)	There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which either individually or in the aggregate would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations or properties of Lessee, or (2) a material impairment of the ability of Lessee to perform its obligations under or to remain in compliance with the Lease. Further, Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property, or any lease agreement which, either individually or in the aggregate, would have the same such effect.

(e)	That the representations and warranties of Lessee contained in Sections 14(f), (g), (h), (i) and (m) of the Lease are true and correct as if made on and as of the date hereof.

(f)	After giving effect to this Agreement and the other agreements contemplated hereby, the security interest granted by Lessee under the Lease Agreement shall continue to be perfected by the filing of those UCC Financing Statements previously filed with respect to said lease (the “UCC Financing Statements”), shall remain in full force and effect and the priority of such security interest shall relate back to the date on which the UCC Financing Statements were filed.

ARTICLE X

MISCELLANEOUS

10.1 Entire Agreement. This Agreement, the Lease, the Amended and Restated Funding Agreement and the other Related Documents constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by the parties hereto.

10.2 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each party hereto (in any capacity) consents to the transactions contemplated hereby (including the amendment and restatement of the Original Funding Agreement and the termination of the Trust).

10.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.4 Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELEIF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPALINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 14.1 OF THE AMENDED AND RESTATED FUNDING AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.5 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

10.6 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Agreement to be duly executed as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION, as Borrower Collateral Agent	GENERAL ELECTRIC CAPITAL CORPORATION, as Operating Agent

By: /s/ PETER DI BIASI	By: /s/ KRISTI COLBURN
Name: Peter Di Biasi	Name: Kristi Colburn
Title: Risk Manager	Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent	EDISON ASSET SECURITIZATION, L.L.C.

By: /s/ KRISTI COLBURN	By: /s/ MICHAEL JOHNSTON
Name: Kristi Colburn	Name: Michael Johnston
Title: Vice President	Title: Assistant Secretary

MIZUHO CORPORATE BANK, LTD.	KBC BANK N.V.

By: /s/ ROBERT GALLAGHER	By: /s/ ROBERT SNAUFFER /s/ JEAN-PIERRE DIELs
Name: Robert Gallagher	Name: Robert Snauffer Jean-Pierre Diels
Title: Vice President & Team Leader	Title: First Vice President First Vice President

WILMINGTON TRUST COMPANY, in its individual capacity only as set forth herein	WILMINGTON TRUST COMPANY, not in its individual capacity by solely as Owner Trustee

By: /s/ TIRA L. JOHNSON	By: /s/ TIRA L. JOHNSON
Name: Tira L. Johnson	Name: Tira L. Johnson
Title: Financial Services Officer	Title: Financial Services Officer

FATICO 1999 TRUST By Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee	GENERAL ELECTRIC CAPITAL CORPORATION, as Residual Support Provider

By: /s/ TIRA L. JOHNSON	By: /s/ PETER DI BIASI
Name: Tira L. Johnson	Name: Peter Di Biasi
Title: Financial Services Officer	Title: Risk Manager

MHCB (USA) LEASING & FINANCE CORPORATION	FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ VICTOR MORA	By: /s/ MAX O. VALDES
Name: Victor Mora	Name: Max O. Valdes
Title: Vice President	Title: Vice President

Notwithstanding the foregoing Omnibus Agreement, the undersigned confirms that the Corporate Guaranty dated December 27, 1999 by the undersigned remains in full force and effect.

THE FIRST AMERICAN CORPORATION (f/k/a The First American Financial Corporation), as Guarantor

By: /s/ THOMAS A. KLEMENS
Name: Thomas A. Klemens
Title: Senior Executive Vice President

EXHIBIT A TO OMNIBUS AGREEMENT

CERTIFICATE OF CANCELLATION

OF

CERTIFICATE OF TRUST

OF

FATICO 1999 TRUST

This Certificate of Cancellation of Certificate of Trust is being executed and filed by the undersigned to cancel the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act, 12 Del. C. §3801 et seq. (as amended, the “Act”).

Section 1.	Name. The name of the statutory trust (the “Trust”) is FATICO 1999 Trust.

Section 2.	The Certificate of Trust of the Trust was filed with the Secretary of State of the State of Delaware on December 22, 1999.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation of Certificate of Trust in accordance with the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as trustee of the Trust

By:
Name:
Title:

EXHIBIT B TO OMNIBUS AGREEMENT

REPLACEMENT CERTIFICATE

$	December , 2003

THIS REPLACEMENT CERTIFICATE evidences the right of MHCB (USA) Leasing & Finance Corporation (the “Certificate Holder”) to receive on the Maturity Date the principal sum of                                                               Dollars ($                     ) or, if less, the aggregate unpaid principal amount of all amounts advanced by the Certificate Holder pursuant to that certain Master Lease Agreement, dated as of December 27, 1999 (together with all amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto, the “Lease”), between the Lessee and the Lessor.

This Replacement Certificate further evidences the right of the Certificate Holder to receive Yield on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Equity Fee Letter.

Payments of both principal and Yield are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account of the Certificate Holder specified in Schedule II hereto (or to such other account as the Certificate Holder may from time to time designate in a written notice to the Owner Trustee).

The Certificate Holder is authorized to endorse the schedule attached hereto (and any continuation thereof) in accordance with the provisions of the Trust Agreement.

Capitalized terns used but not otherwise defined herein have the respective meanings specified in the Lease (as the Lease may be amended, supplemented, amended and restated or otherwise modified from time to time).

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

Notwithstanding any provisions contained in the Trust Agreement or this Replacement Certificate to the contrary, the Lessor Trust shall not, and shall not be obligated to, pay any amount pursuant to the Trust Agreement or this Certificate, unless the Lessor Trust has received funds which may be used to make such payment pursuant to Section 6.2 of the Funding Agreement. Any amount which the Lessor Trust does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Lessor Trust for any such insufficiency unless and until the Lessor Trust satisfies the provisions of such preceding sentence.

This Replacement Certificate is issued in replacement and substitution for the Certificate dated December 29, 1999, issued by the Owner Trustee to The Fifth Third

Leasing Company and evidences the same obligation evidenced by such prior Certificate as assigned to MHCB Leasing & Financing Corporation.

THIS REPLACEMENT CERTIFICATE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE.

FATICO 1999 TRUST
By Wilmington Trust Company, not in its individual capacity but solely as Owner
Trustee

By:
Name:
Title:

SCHEDULE TO CERTIFICATE

DATE	AMOUNT OF ADVANCE MADE		INTEREST PERIOD IF APPLICABLE	AMOUNT OF PRINCIPAL REPAID		UNPAID PRINCIPAL BALANCE		TOTAL	NOTATION MADE BY
	Base Rate	Eurodollar Rate		Base Rate	Eurodollar Rate	Base Rate	Eurodollar Rate

SCHEDULE II

CERTIFICATE HOLDER ACCOUNT

EXHIBIT C TO OMNIBUS AGREEMENT

See Tab # 11 of Closing Binder